Exhibit 99.2
LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

	Legacy	Pro Forma Adjustments		Pro Forma
	(In thousands)
ASSETS
Current assets:
Cash	$4,366	$(502,617)	(a)	$6,447
		286,700	(b)
		217,998	(c)
Accounts receivable, net:
Oil and natural gas	35,161	—		35,161
Joint interest owners	13,322	—		13,322
Other	394	—		394
Fair value of derivatives	9,633	—		9,633
Prepaid expenses and other current assets	4,144	—		4,144
Total current assets	67,020	2,081		69,101
Oil and natural gas properties, at cost:
Proved oil and natural gas properties using the successful efforts
method of accounting	1,544,197	495,897	(a)	2,040,094
Unproved properties	28,746	37,994	(a)	66,740
Accumulated depletion, depreciation, amortization and impairment	(531,184)	—		(531,184)
	1,041,759	533,891		1,575,650
Other property and equipment, net	2,726	—		2,726
Deposits on pending acquisitions	930	—		930
Operating rights, net	3,610	—		3,610
Fair value of derivatives	19,950	—		19,950
Other assets, net	5,930	—		5,930
Investment in equity method investee	369	—		369
Total assets	$1,142,294	$535,972		$1,678,266
LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,224	$—		$6,224
Accrued oil and natural gas liabilities	52,262	—		52,262
Fair value of derivatives	9,024	—		9,024
Asset retirement obligation	22,158	6,699	(a)	28,857
Other	8,596	—		8,596
Total current liabilities	98,264	6,699		104,963
Long-term debt	452,000	286,700	(b)	738,700
Asset retirement obligation	105,490	24,575	(a)	130,065
Fair value of derivatives	7,932			7,932
Other long-term liabilities	1,628			1,628
Total liabilities	665,314	317,974		983,288
Commitments and contingencies
Unitholders’ equity:
Limited partners’ equity	476,883	217,998	(c)	694,881
General partner’s equity	97			97
Total unitholders’ equity	476,980	217,998		694,978
Total liabilities and unitholders’ equity	$1,142,294	$535,972		$1,678,266
See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2012

	Legacy Historical	COG 2012 Acquisition Properties Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$212,097	$79,162	$—		$291,259
Natural gas liquids (NGL) sales	10,742	180	—		10,922
Natural gas sales	33,166	12,272	—		45,438
Total revenues	256,005	91,614	—		347,619
Expenses:
Oil and natural gas production	82,023	18,513	—		100,536
Production and other taxes	15,040	6,469	—		21,509
General and administrative	18,604	—	—		18,604
Depletion, depreciation, amortization and accretion	73,042	—	39,646	(a)	112,688
Impairment of long-lived assets	22,556	—	—		22,556
Gain on disposal of assets	(3,064)	—	—		(3,064)
Total expenses	208,201	24,982	39,646		272,829
Operating income	47,804	66,632	(39,646)		74,790
Other income (expense):
Interest income	11	—	—		11
Interest expense	(14,256)	—	(18,834)	(b)	(33,090)
Equity in income of partnership	87	—	—		87
Realized and unrealized net gains on commodity derivatives	34,084	—	—		34,084
Other	(87)	—	—		(87)
Income before income taxes	67,643	66,632	(58,480)		75,795
Income tax expense	(878)	—	—		(878)
Net income	$66,765	$66,632	$(58,480)		$74,917
Income per unit — basic and diluted	$1.40				$1.31
Weighted average number of units used in
computing net income per unit —
Basic	47,840		9,170	(c)	57,010
Diluted	47,840		9,170	(c)	57,010

See accompanying notes to unaudited pro forma combined financial statements.

LEGACY RESERVES LP

UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
YEAR ENDED DECEMBER 31, 2011

	Legacy Historical	COG 2012 Acquisition Properties Historical	Pro Forma Adjustments		Pro Forma
	(In thousands, except per unit data)
Revenues:
Oil sales	$264,473	$103,431	$—		$367,904
Natural gas liquids (NGL) sales	18,888	331	—		19,219
Natural gas sales	53,524	20,359	—		73,883
Total revenues	336,885	124,121	—		461,006
Expenses:
Oil and natural gas production	96,914	23,148	—		120,062
Production and other taxes	20,329	8,833	—		29,162
General and administrative	23,084	—	—		23,084
Depletion, depreciation, amortization and accretion	88,178	—	50,837	(a)	139,015
Impairment of long-lived assets	24,510	—	—		24,510
Gain on disposal of assets	(625)	—	—		(625)
Total expenses	252,390	31,981	50,837		335,208
Operating income	84,495	92,140	(50,837)		125,798
Other income (expense):
Interest income	15	—	—		15
Interest expense	(18,566)	—	(25,111)	(b)	(43,677)
Equity in income of partnership	138	—	—		138
Realized and unrealized net gains on commodity derivatives	6,857	—	—		6,857
Other	152	—	—		152
Income before income taxes	73,091	92,140	(75,948)		89,283
Income tax expense	(1,030)	—	—		(1,030)
Net income	$72,061	$92,140	$(75,948)		$88,253
Income per unit — basic and diluted	$1.63				$1.66
Weighted average number of units used in
computing net income per unit —
Basic	44,093		9,170	(c)	53,263
Diluted	44,112		9,170	(c)	53,282

See accompanying notes to unaudited pro forma combined financial statements.

1.Basis of Presentation:

The financial statements included in this report present a pro forma combined balance sheet and pro forma combined results of operations reflecting the pro forma effect of certain transactions, discussed in detail below, entered into by Legacy Reserves LP ("Legacy").

The unaudited pro forma combined balance sheet as of September 30, 2012 included in this report gives effect to Legacy's December 20, 2012 acquisition of certain oil and natural gas properties located primarily in the Permian Basin of west Texas and southeastern New Mexico acquired from COG Operating LLC and Concho Oil and Gas, LLC ("Concho"), both wholly owned subsidiaries of Concho Resources, Inc (the "COG 2012 Acquisition Properties") assuming the acquisition occurred on September 30, 2012.

The unaudited pro forma combined balance sheet as of September 30, 2012 is derived from the historical consolidated financial statements of Legacy and the purchase price allocation of the COG 2012 Acquisition Properties.

The unaudited pro forma combined statements of operations for the nine months ended September 30, 2012 and the year ended December 31, 2011 give effect to the COG 2012 Acquisition Properties assuming the acquisition occurred on January 1, 2011. They are derived from the historical consolidated financial statements of Legacy, the historical statements of revenues and direct operating expenses of the COG 2012 Acquisition Properties and pro forma adjustments based on assumptions Legacy has deemed appropriate. No adjustments have been made to reflect the pro forma effects of the acquisition made by Concho on July 3, 2012 (which is discussed in Note 3 to the statements of revenues and direct operating expenses) as if it had occurred as of an earlier date.

The related pro forma adjustments are described below. In the opinion of Legacy's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commision's (the "SEC") Regulation S-X, the pro forma combined financial statements.

The unaudited pro forma combined balance sheet and statements of operations are presented for illustrative purposes only, and do not purport to be indicative of the financial position or results of operations that would actually have occurred if the acquisition of the COG 2012 Acquisition Properties had occurred as presented in such statements or that may be obtained in the future. In addition, future results may vary significantly from the results reflected in such statements due to factors described in "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2012 and elsewhere in Legacy's reports and filings with the SEC. The unaudited pro forma combined balance sheet and statements of operations should be read in conjunction with our historical consolidated financial statements and the notes thereto included in our Annual Reports on Form 10-K for the year ended December 31, 2011 and 2012 and on our Quarterly Reports on Form 10-Q for the quarters ended September 30, 2012, June 30, 2012 and March 31, 2012.

The pro forma statements should also be read in conjunction with the historical financial statements and the notes thereto of the acquired business reflected therein as filed herewith by Legacy with the SEC.

2.Pro Forma Adjustments

The unaudited pro forma combined financial statements reflect the following adjustments:

a.On December 20, 2012, Legacy closed the acquisition of the COG 2012 Acquisition Properties for a net cash purchase price of $502.6 million. The effective date of our ownership is October 1, 2012. The allocation of purchase price to the fair value of the acquired assets and liabilities assumed was as follows:

Proved oil and natural gas properties including related equipment	$495,897
Unproved properties	37,994
Total assets	533,891
Future abandonment costs	(31,274)
Fair value of net assets acquired	$502,617

To record the acquisition of the COG 2012 Acquisition Properties and related incremental depreciation, depletion, amortization and accretion, using the units of production method.

b.To record the issuance of $300 million in aggregate principal amount of senior unsecured notes due 2020, issued to fund a portion of the COG 2012 Acquisition Properties and the associated interest expense, including accretion of original purchasers discount.

c.To reflect the units issued in November 2012 to fund the remainder of the COG 2012 Acquisition Properties.

3.Oil, Natural Gas and NGL Reserve Disclosures

The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and NGL reserves for the year ended December 31, 2011, giving effect to the acquisition of the COG 2012 Acquisition Properties. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and should not be construed as being exact:

	Oil (MBbls)
	Legacy Historical	COG 2012 Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2010	34,152	10,669	44,821
Purchases of minerals-in-place	2,406	—	2,406
Revisions from drilling and recompletions	897	501	1,398
Revisions of previous estimates due to price	1,514	430	1,944
Revisions of previous estimates due to performance	2,160	—	2,160
Production	(2,951)	(1,144)	(4,095)
Balance, December 31, 2011	38,178	10,456	48,634
Proved Developed Reserves:
December 31, 2010	29,579	8,849	38,428
December 31, 2011	32,481	9,259	41,740
Proved Undeveloped Reserves:
December 31, 2010	4,573	1,820	6,393
December 31, 2011	5,697	1,197	6,894

	Gas (MMcf)
	Legacy Historical	COG 2012 Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2010	82,736	20,193	102,929
Purchases of minerals-in-place	39,264	—	39,264
Revisions from drilling and recompletions	3,344	711	4,055
Revisions of previous estimates due to price	2,286	329	2,615
Revisions of previous estimates due to performance	3,816	—	3,816
Production	(8,842)	(2,621)	(11,463)
Balance, December 31, 2011	122,604	18,612	141,216
Proved Developed Reserves:
December 31, 2010	72,850	14,969	87,819
December 31, 2011	110,909	16,654	127,563
Proved Undeveloped Reserves:
December 31, 2010	9,886	5,224	15,110
December 31, 2011	11,695	1,958	13,653

	NGL (MBbls)
	Legacy Historical	COG 2012 Acquisition Properties	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2010	4,901	—	4,901
Purchases of minerals-in-place	25	—	25
Revisions from drilling and recompletions	180	—	180
Revisions of previous estimates due to price	338	—	338
Revisions of previous estimates due to performance	(263)	—	(263)
Production	(347)	—	—
Balance, December 31, 2011	4,834	—	5,181
Proved Developed Reserves:
December 31, 2010	4,701	—	4,701
December 31, 2011	4,439	—	4,439
Proved Undeveloped Reserves:
December 31, 2010	200	—	200
December 31, 2011	395	—	395

Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2011, giving effect to the COG 2012 Acquisition Properties as if the transaction had occurred on January 1, 2011. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2011 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of Legacy's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2011 as well as to the historical statements of revenues and direct operating expenses of certain oil and natural gas properties acquired from Concho for a discussion of the assumptions used in preparing the information presented.

	December 31, 2011
	Legacy Historical	COG 2012 Acquisition Properties	Pro Forma Total
	(In thousands)
Future production revenues	$4,430,377	$1,087,885	$5,518,262
Future costs:
Production	(1,933,503)	(403,744)	(2,337,247)
Development	(192,642)	(56,847)	(249,489)
Future net cash flows before income taxes	2,304,232	627,294	2,931,526
10% annual discount for estimated timing of cash flows	(1,163,831)	(282,436)	(1,446,267)
Standardized measure of discounted net cash flows	$1,140,401	$344,858	$1,485,259

The following table sets forth the principal sources of change in discounted future net cash flows:

	Year ended December 31, 2011
	Legacy Historical	COG 2012 Acquisition Properties	Pro Forma Total
	(In thousands)
Increase (decrease):
Sales, net of production costs	$(219,642)	$(92,140)	$(311,782)
Net change in sales prices, net of production costs	264,410	75,101	339,511
Changes in estimated future development costs	5,499	—	5,499
Revisions of previous estimates due to infill drilling,
recompletions and stimulations	34,462	15,172	49,634
Revisions of previous quantity estimates due to performance	56,389	—	56,389
Previously estimated development costs incurred	26,009	27,379	53,388
Purchases of minerals-in place	121,395	—	121,395
Other	3,367	(1,481)	1,886
Accretion of discount	73,688	27,630	101,318
Net increase	365,577	51,661	417,238
Standardized measure of discounted future net cash flows:
Beginning of year	774,824	293,197	1,068,021
End of year	$1,140,401	$344,858	$1,485,259